BuzzFeed, Inc. Announces Third Quarter 2023 Financial Results

NEW YORK – (November 2, 2023) – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD), a premier digital media company for the most diverse, most online, and most socially engaged generations the world has ever seen, today announced financial results for the third quarter ended September 30, 2023.

“We’ve taken significant steps to combat the ongoing traffic and monetization challenges facing digital media companies. We continue to be laser-focused on driving traffic directly to our owned and operated websites and apps in order to reduce our dependence on the major tech platforms for audience traffic, improve monetization and pivot our business to adjust to the new realities of an altered digital media landscape,” said Jonah Peretti, BuzzFeed Founder & CEO.

Peretti continued, “Across our portfolio of premium brands and IP, we reach millions of young people every day who visit us directly to enjoy our content. And, with the strategic and organizational changes we executed earlier this year, we are well-positioned to drive a year-over-year improvement in Adjusted EBITDA1 in Q4 and for the full year. Additionally, we are continuing to protect our liquidity position as we work toward building a sustainable long-term model for content creation.”

Third Quarter 2023 Financial and Operational Highlights
●BuzzFeed delivered Q3 revenues of $73.3 million, declining 29% compared to the third quarter of 2022
○Advertising revenue declined 35% year-over-year to $32.6 million
○Content revenue declined 32% year-over-year to $26.2 million
○Commerce and other revenues marginally declined 3% year-over-year to $14.5 million
●Net loss was $13.9 million, compared to a net loss of $27.0 million in the third quarter of 2022
●Adjusted EBITDA1 was $3.1 million, compared to Adjusted EBITDA loss of $2.4 million in the third quarter of 2022
●Time Spent decreased 19% year-over-year to 92 million hours2
●BuzzFeed ended the period with cash and cash equivalents of approximately $42 million

Fourth Quarter 2023 Financial Outlook
For the fourth quarter of 2023:
●We expect overall revenues in the range of $99 to $110 million
●We expect Adjusted EBITDA in the range of $20 to $30 million
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.

Please see “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net loss — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast such measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.

1 Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP results.
2 Excludes Facebook; see below.

Quarterly Conference Call

BuzzFeed’s management team will hold a conference call to discuss our third quarter 2023 results today, November 2, at 5PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register in advance. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. While it is not required, it is recommended you join 10 minutes prior to the event start time. A replay of the call will be made available at the same URL.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues are primarily generated from advertisers for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products sold directly to brands and also programmatically. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content and content licensing. Revenues for film and TV projects are also included here.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here. Additionally, we generate other revenues from the production of live and virtual events such as ComplexCon and ComplexLand.

●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our Advertising revenues, including Instagram, TikTok, Facebook, Snapchat and Twitter. There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities. Effective January 1, 2023, we exclude time spent on Facebook from our measure of Time Spent as our monetization strategy is increasingly focused on advertising on our owned and operated properties, and Facebook now contributes an immaterial amount of advertising revenue. Time Spent on Facebook, as reported by Facebook, was approximately 11 million hours and 37 million hours for the three months ended September 30, 2023 and 2022, respectively, and 48 million hours and 157 million hours for the nine months ended September 30, 2023 and 2022, respectively, which is not included in Time Spent discussed above.

About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net loss, excluding the impact of net (loss) income attributable to noncontrolling interests, income tax provision, interest expense, net, other expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, impairment expense, transaction-related costs, certain litigation costs, public company readiness costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.

We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.

Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for Q4 and FY 2023) or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: (1) anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; (2) demand for our products and services or changes in traffic or engagement with our brands and content; (3) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (4) developments and projections relating to our competitors and the digital media industry; (5) the impact of national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of our advertising, the growth of our business and the implementation of our strategic initiatives; (6) our success in integrating and supporting the companies we acquire; (7) poor quality broadband infrastructure in certain markets; (8) technological developments, including artificial intelligence; (9) our success in retaining or recruiting, or changes required in, officers, key employees or directors; (10) our business, operations and financial performance, including expectations with respect to our financial and business performance and the benefits of our restructuring, including financial projections and business metrics and any underlying assumptions thereunder and future business plans and initiatives and growth opportunities; (11) our future capital requirements and sources and uses of cash, including, but not limited to, our ability to obtain additional capital in the future and the actions we may need to take in order to generate capital to fund our operations, any impacts of bank failures or issues in the broader United States or global financial systems, any restrictions imposed by our debt facilities, and any restrictions on our ability to access our cash and cash equivalents; (12) expectations regarding future acquisitions, partnerships or other relationships with third parties; (13) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations and the outcomes of legal proceedings, regulatory disputes and governmental investigations to which we are subject; (14) the anticipated impacts of current global supply chain disruptions; the war between Israel and Hamas or further escalation of tensions between Russia and Western countries and the related sanctions and geopolitical tensions, as well as further escalation of trade tensions between the United States and China; the inflationary environment; the tight labor market; the continued impact of the COVID-19 pandemic and evolving strains of COVID-19; and other macroeconomic factors on our business and the actions we may take in the future in response thereto; and (15) our ability to maintain the listing of our Class A common stock and warrants on the Nasdaq Stock Market LLC.
The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange

Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Contacts
Media Contact
Carole Robinson, BuzzFeed: carole.robinson@buzzfeed.com

Investor Relations Contact
Amita Tomkoria, BuzzFeed: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Advertising	$32,589	$50,404	(35)%	$102,234	$152,296	(33)%
Content	26,250	38,416	(32)%	79,347	110,979	(29)%
Commerce and other	14,460	14,913	(3)%	36,772	38,776	(5)%
Total revenue	$73,299	$103,733	(29)%	$218,353	$302,051	(28)%
Loss from operations	$(6,800)	$(18,085)	62%	$(56,605)	$(78,271)	28%
Net loss	$(13,932)	$(26,993)	48%	$(78,029)	$(95,140)	18%
Adjusted EBITDA	$3,067	$(2,396)	228%	$(17,261)	$(17,067)	(1)%

BUZZFEED, INC.
Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$42,470	$55,774
Accounts receivable (net of allowance for doubtful accounts of $1,996 as at September 30, 2023 and $1,879 as at December 31, 2022)	60,817	116,460
Prepaid expenses and other current assets	24,320	26,373
Total current assets	127,607	198,607
Property and equipment, net	13,415	17,774
Right-of-use assets	51,162	66,581
Capitalized software costs, net	22,110	19,259
Intangible assets, net	109,941	121,329
Goodwill	91,632	91,632
Prepaid expenses and other assets	15,340	14,790
Total assets	$431,207	$529,972

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$41,610	$29,329
Accrued expenses	17,713	26,357
Deferred revenue	8,273	8,836
Accrued compensation	14,724	31,052
Current lease liabilities	21,312	23,398
Other current liabilities	4,171	3,900
Total current liabilities	107,803	122,872
Noncurrent lease liabilities	43,424	59,315
Debt	157,061	152,253
Derivative liability	30	180
Warrant liabilities	489	395
Other liabilities	445	403
Total liabilities	309,252	335,418

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 138,201 and 126,387 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	14	13
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 6,676 and 6,678 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	1	1
Class C Common stock, $0.0001 par value; 10,000 shares authorized; 0 and 6,478 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	1
Additional paid-in capital	721,980	716,233
Accumulated deficit	(600,748)	(523,063)
Accumulated other comprehensive loss	(1,776)	(1,968)
Total BuzzFeed, Inc. stockholders’ equity	119,471	191,217
Noncontrolling interests	2,484	3,337
Total stockholders’ equity	121,955	194,554
Total liabilities and stockholders’ equity	$431,207	$529,972

BUZZFEED, INC.
Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$73,299	$103,733	$218,353	$302,051
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	39,836	60,989	137,687	183,336
Sales and marketing	10,300	16,317	39,736	52,808
General and administrative	19,080	27,254	62,438	92,381
Research and development	2,815	5,900	10,594	23,345
Depreciation and amortization	8,068	9,198	24,503	26,292
Impairment expense	—	2,160	—	2,160
Total costs and expenses	80,099	121,818	274,958	380,322
Loss from operations	(6,800)	(18,085)	(56,605)	(78,271)
Other expense, net	(1,307)	(2,752)	(4,362)	(5,330)
Interest expense, net	(5,904)	(5,171)	(16,953)	(14,992)
Change in fair value of warrant liabilities	104	(395)	(94)	2,964
Change in fair value of derivative liability	30	300	150	3,525
Loss before income taxes	(13,877)	(26,103)	(77,864)	(92,104)
Income tax provision	55	890	165	3,036
Net loss	(13,932)	(26,993)	(78,029)	(95,140)
Net income attributable to the redeemable noncontrolling interest	—	—	—	164
Net (loss) income attributable to noncontrolling interests	(210)	(137)	(470)	211
Net loss attributable to BuzzFeed, Inc.	$(13,722)	$(26,856)	$(77,559)	$(95,515)

Net loss per Class A, Class B and Class C common share:
Basic and diluted	$(0.09)	$(0.19)	$(0.54)	$(0.69)
Weighted average common shares outstanding:
Basic and diluted	145,053	138,939	142,585	137,591

BUZZFEED, INC.
Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net loss	$(78,029)	$(95,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,503	26,292
Unrealized (gain) loss on foreign currency	30	4,906
Stock based compensation	5,178	18,859
Change in fair value of warrants	94	(2,964)
Change in fair value of derivative liability	(150)	(3,525)
Amortization of debt discount and deferred issuance costs	4,475	3,863
Deferred income tax	404	1,957
Provision for doubtful accounts	(10)	654
Loss (gain) on investment	3,500	(1,260)
Gain on disposition of assets	(175)	(500)
Non-cash lease expense	15,460	14,962
Impairment expense	—	2,160
Changes in operating assets and liabilities:
Accounts receivable	54,823	50,761
Prepaid expenses and other current assets and prepaid expenses and other assets	(1,540)	(6,469)
Accounts payable	14,421	4,133
Accrued compensation	(16,299)	(9,048)
Accrued expenses, other current liabilities and other liabilities	(10,451)	(3,177)
Lease liabilities	(18,028)	(17,728)
Deferred revenue	(569)	3,367
Cash used in operating activities	(2,363)	(7,897)

Investing activities:
Capital expenditures	(761)	(4,528)
Capitalization of internal-use software	(10,920)	(9,746)
Proceeds from sale of asset	175	500
Cash used in investing activities	(11,506)	(13,774)

Financing activities:
Proceeds from exercise of stock options	29	360
Payment for shares withheld for employee taxes	(407)	(1,670)
Borrowings on Revolving Credit Facility	2,128	5,000
Payments on Revolving Credit Facility	(1,796)	—
Proceeds from the issuance of common stock in connection with at-the-market offering, net of issuance costs	902	—
Deferred reverse recapitalization costs	—	(585)
Cash provided by financing activities	856	3,105
Effect of currency translation on cash and cash equivalents	(291)	(2,031)
Net decrease in cash and cash equivalents	(13,304)	(20,597)
Cash and cash equivalents at beginning of period	55,774	79,733
Cash and cash equivalents at end of period	$42,470	$59,136

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(13,932)	$(26,993)	$(78,029)	$(95,140)
Income tax provision	55	890	165	3,036
Interest expense, net	5,904	5,171	16,953	14,992
Other expense, net	1,307	2,752	4,362	5,330
Depreciation and amortization	8,068	9,198	24,503	26,292
Stock-based compensation	1,799	3,635	5,178	18,859
Change in fair value of warrant liabilities	(104)	395	94	(2,964)
Change in fair value of derivative liability	(30)	(300)	(150)	(3,525)
Restructuring[1]	—	—	9,663	5,319
Impairment expense[2]	—	2,160	—	2,160
Transaction-related costs[3]	—	—	—	5,132
Certain litigation costs[4]	—	696	—	1,920
Public company readiness costs[5]	—	—	—	1,522
Adjusted EBITDA	$3,067	$(2,396)	$(17,261)	$(17,067)
Adjusted EBITDA margin	4.2%	(2.3)%	(7.9)%	(5.7)%
Net loss as a percentage of revenue[6]	(19.0)%	(26.0)%	(35.7)%	(31.5)%

(1) Refer to Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within our Quarterly Report on Form 10-Q for the period ended September 30, 2023 for a discussion of the distinct restructuring activities during the nine months ended September 30, 2023 and 2022. We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance.

(2) Reflects a non-cash impairment expense recorded during the three months ended September 30, 2022 associated with certain long-lived assets of our former corporate headquarters which was fully subleased in the third quarter of 2022.

(3) Reflects transaction-related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or contemplated transaction and include professional fees, integration expenses, and certain costs related to integrating and converging IT systems.

(4) Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

(5) Reflects one-time initial set-up costs associated with the establishment of our public company structure and processes.

(6) Net loss as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.